EXHIBIT 10.22

MASTER AMENDMENT AGREEMENT

This MASTER AMENDMENT AGREEMENT (this “Agreement”), dated as of March __, 2014, is among GLOBIS CAPITAL PARTNERS, L.P., a Delaware limited partnership (“Globis Capital”), GLOBIS OVERSEAS FUND, LTD., a Cayman Islands exempted company (“Globis Overseas”), GLOBIS INTERNATIONAL INVESTMENTS LLC, a Delaware limited liability company (“Globis Investments”), PAUL PACKER (“Packer,” and together with Globis Capital, Globis Overseas and Globis International, the “Holders”), an individual resident of New York, and NANO VIBRONIX, INC., a Delaware corporation (the “Company”).

WHEREAS, Globis Capital, Globis Overseas and Globis International hold Convertible Promissory Notes convertible into shares of series B-1 participating convertible preferred stock of the Company, as amended (the “Series B-1 Notes”);

WHEREAS, Globis Capital, Globis Overseas and Paul Packer hold Convertible Promissory Notes convertible into shares of series B-2 participating convertible preferred stock of the Company, as amended (the “Series B-2 Notes”);

WHEREAS, the parties hereto desire to make certain amendments to the Series B-1 Notes and the Series B-2 Notes (together, the “Amended Notes”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to Series B-1 Notes. Effective as of the date hereof, the Series B-1 Notes held by the Holders are hereby amended by:

(a)            deleting Section 2(b) and replacing it in its entirety with the following:

“b.	If an Issuance Conversion Event or Entity Conversion Event shall occur prior to the Maturity Date, this Note (including accrued but unpaid interest) shall automatically be converted into such number of shares of Series C Preferred Stock of the Company, par value $0.001 per share (the “Series C Preferred Stock”), as equals the number of shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), that the Investor would have received if this Note (including accrued but unpaid interest) had been converted as of the same date, at the Conversion Price, into shares of Series B-1 Participating Convertible Preferred Stock of the Company, par value $.001 per share (the “Series B-1 Preferred Stock”), and such shares of Series B-1 Preferred Stock had been immediately thereafter converted, in accordance with the then-current terms thereof, into shares of Common Stock.”

(b)            deleting Section 2(c) and replacing it in its entirety with the following:

“c.	Election to Convert. At any time prior to the Maturity Date, the Investor may elect by written notice to the Company and the surrender of this Note to convert this Note (including accrued but unpaid interest) into such number of shares of Series C Preferred Stock as equals the number of shares of Common Stock that the Investor would have received if this Note (including accrued but unpaid interest) had been converted as of the same date, at the Conversion Price, into shares of Series B-1 Preferred Stock, and such shares of Series B-1 Preferred Stock had been immediately thereafter converted, in accordance with the then-current terms thereof, into shares of Common Stock.”

(c)            amending Section 2(d) by deleting “Conversion Price” and replacing it with “effective conversion price of this Note per share of Series C Preferred Stock applying the formula set forth in 2(b) and (c) above”

2.            Amendments to Series B-2 Notes. Effective as of the date hereof, the Series B-2 Notes held by the Holders are hereby amended by:

(a)            deleting Section 2(b) and replacing it in its entirety with the following:

“b.	If an Issuance Conversion Event or Entity Conversion Event shall occur prior to the Maturity Date, this Note (including accrued but unpaid interest) shall automatically be converted into such number of shares of Series C Preferred Stock of the Company, par value $0.001 per share (the “Series C Preferred Stock”), as equals the number of shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), that the Investor would have received if this Note (including accrued but unpaid interest) had been converted as of the same date, at the Conversion Price, into shares of Series B-2 Participating Convertible Preferred Stock of the Company, par value $.001 per share (the “Series B-2 Preferred Stock”), and such shares of Series B-2 Preferred Stock had been immediately thereafter converted, in accordance with the then-current terms thereof, into shares of Common Stock.”

(b)            deleting Section 2(c) and replacing it in its entirety with the following:

“c.	Election to Convert. At any time prior to the Maturity Date, the Investor may elect by written notice to the Company and the surrender of this Note to convert this Note (including accrued but unpaid interest) into such number of shares of Series C Preferred Stock as equals the number of shares of Common Stock that the Investor would have received if this Note (including accrued but unpaid interest) had been converted as of the same date, at the Conversion Price, into shares of Series B-2 Preferred Stock, and such shares of Series B-2 Preferred Stock had been immediately thereafter converted, in accordance with the then-current terms thereof, into shares of Common Stock.”

(c)            amending Section 2(d) by deleting “Conversion Price” and replacing it with “effective conversion price of this Note per share of Series C Preferred Stock applying the formula set forth in 2(b) and (c) above”

3.            Representations and Warranties. Each party hereto hereby represents and warrants unto the other parties hereto as follows:

(a)            it has the organizational power and authority to execute, deliver and perform this Agreement, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken;

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(b)            this Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof;

(c)            this Agreement does not and will not violate any provisions of any of its organizational documents or any contract, agreement, instrument or requirement of any governmental authority to which it is subject; and

(d)            the execution, delivery and performance of this Agreement does not require the consent or approval of any other person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

4.            Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

5.            Joint Effort. This Agreement shall be considered for all purposes as having been prepared through the joint efforts of the parties hereto, and shall not be construed against one party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.

6.            Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not have any effect for purposes of interpretation or construction of the terms of this Agreement.

7.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

GLOBIS CAPITAL PARTNERS, L.P.

By:
	Name: Title:	Paul Packer Managing Member of the General Partner

GLOBIS OVERSEAS FUND, LTD.

By:
	Name: Title:	Paul Packer Managing Member of the General Partner of the Investment Manager

GLOBIS INTERNATIONAL INVESTMENTS LLC

By:
	Name: Title:	Paul Packer Managing Member

Paul Packer

NANO VIBRONIX, INC.

By:
	Name: Title:	Ophir Shahaf Chief Executive Officer

[Signature Page to Master Amendment Agreement]